UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 5, 2005

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 South Price Road
Chandler, AZ 85248
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry Into a Material Definitive Agreement.
     On August 5, 2005 Amkor Technology, Inc. (“Amkor”) reached resolution with Fairchild Semiconductor Corporation (“Fairchild”) and Sumitomo Bakelite Co., Ltd.., Sumitomo Plastics America, Inc. and Sumitomo Bakelite Singapore Pte. Ltd. (collectively “Sumitomo”) with respect to pending litigation involving allegedly defective epoxy mold compound. Amkor has agreed to pay Fairchild $3.0 million and release its claims against Sumitomo in consideration of a release from all claims against Amkor related to this litigation. This settlement was previously accrued for in our Consolidated Statement of Operations for the three months ended March 31, 2005.
     Amkor will continue to incur legal expenses in defense of its other pending case related to the mold compound litigation matter. This pending case is discussed in Amkor’s June 30, 2005 Form 10-Q.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.

	By:	/s/ Kenneth T. Joyce

Kenneth T. Joyce
Chief Financial Officer
Date: August 10, 2005